Exhibit 10.1

EXECUTION VERSION

AMENDMENT AND CONFIRMATION AGREEMENT

This AMENDMENT AND CONFIRMATION AGREEMENT (this “Agreement”) is made and entered into as of September 16, 2011, by and among ATLANTIC TELE-NETWORK, INC., a Delaware corporation (“Borrower”), each of the subsidiaries of Borrower identified as guarantors on the signature pages hereto (individually, a “Guarantor” and, collectively, the “Guarantors”; and together with Borrower, individually a “Loan Party” and, collectively, the “Loan Parties”), COBANK, ACB, as Administrative Agent (“Administrative Agent”), and each of the financial institutions executing this Agreement and identified as a Lender on the signature pages hereto (the “Lenders”).

RECITALS

WHEREAS, Borrower, the Guarantors and the Lenders have entered into that certain Second Amended and Restated Credit Agreement, dated as of September 30, 2010 (as further amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”); and

WHEREAS, Borrower has requested and the Lenders have agreed, subject to the terms and conditions provided herein, to certain amendments with respect to the Loan Documents as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth in this Agreement, each of Borrower, the Guarantors and the Lenders hereby agrees as follows:

SECTION 1.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

SECTION 2.  Amendment to Credit Agreement.  In reliance on the representations and warranties of Borrower and the Guarantors contained in this Agreement and in connection with the request of Borrower for the amendments provided herein and subject to the effectiveness of this Agreement as described below, the Credit Agreement is hereby amended as set forth below.

(A)                                   Subsection 1.2(B).  Subsection 1.2(B) of the Credit Agreement is hereby amended by amending and restating the first paragraph and the “Pricing Table” of such Subsection 1.2(B) in its entirety, as follows:

(B)                                Applicable Margins.  From the date hereof, continuing through the day immediately preceding the first Adjustment Date after September 30, 2011 the applicable Base Rate Margin, LIBOR Margin, Commitment Fee Margin, and Swingline Base Rate Margin shall be 2.750%, 3.750%, 0.500%, and 2.250% per annum, respectively.  Thereafter, the applicable Base Rate Margin, LIBOR Margin, Commitment Fee Margin,

and Swingline Base Rate Margin shall be for each Calculation Period the applicable per annum percentage set forth in the pricing table below opposite the applicable Total Leverage Ratio of Borrower, determined on a consolidated basis for Borrower and its Subsidiaries; provided, that, in the event that Administrative Agent shall not receive the financial statements and Compliance Certificate required pursuant to Subsections 4.5(A), 4.5(B) and 4.5(C) when due, from such due date and until the fifth Business Day following Administrative Agent’s receipt of such overdue financial statements and Compliance Certificate (and in the event a decrease in the applicable margin is then warranted, receipt of Borrower’s written request to decrease such margin), the Base Rate Margin shall be 3.250% per annum, the LIBOR Margin shall be 4.250% per annum, the Commitment Fee Margin shall be 0.500%, and the Swingline Base Rate Margin shall be 2.750% per annum; provided, further, that effective upon the closing of any acquisition that will increase the Total Leverage Ratio on a pro forma basis, the Base Rate Margin, LIBOR Margin,  Commitment Fee Margin, and Swingline Base Rate Margin will immediately adjust to reflect such higher ratio.

PRICING TABLE

Total Leverage Ratio	Base Rate Margin	LIBOR Margin	Commitment Fee Margin	Swingline Base Rate Margin
> 2.50x	3.250%	4.250%	0.500%	2.750%
> 2.00x and < 2.50x	2.750%	3.750%	0.500%	2.250%
> 1.50x and < 2.00x	2.250%	3.250%	0.375%	1.750%
< 1.50x	1.750%	2.750%	0.375%	1.250%

SECTION 3.  This Agreement shall not constitute a novation of the Credit Agreement or any other Loan Document.  Except as expressly provided in this Agreement, the execution and delivery of this Agreement does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Loan Documents, and the Loan Documents shall remain in full force and effect.

SECTION 4.  Each of the Loan Parties hereby represents and warrants to the Lenders as follows:

(A)                             Such Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms.  This Agreement has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

(B)                             The execution, delivery and performance of this Agreement in accordance with its terms do not and will not, by the passage of time, the giving of notice or otherwise,

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(1)                                   require any Governmental Approval (except as previously obtained) or violate any Applicable Law relating to such Loan Party;

(2)                                   conflict with, result in a breach of or constitute a default under the organizational documents of such Loan Party, any material provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties may be bound or any Governmental Approval relating to it; or

(3)                                   result in or require the creation or imposition of any Lien (except as permitted by the Loan Documents) upon or with respect to any property now owned or hereafter acquired by such Loan Party.

(C)                               The representations and warranties of such Loan Party set forth in the Loan Documents are true and correct in all material respects as of the date hereof as if made on the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representations or warranty shall be true and correct as of such specified date).

(D)                               No Event of Default under the Loan Documents has occurred and is continuing as of this date.

(E)                                 On July 27, 2011, Allied Wireless Communications Corporation (“AWCC”) ceased utilizing services provided by Cellco Partnership under the Transition Services Agreement between AWCC and Cellco Partnership (the “Verizon TSA”), as all material transition services thereunder were completed.  AWCC incurred a total of approximately $4,000,000.00 in expenses under the Verizon TSA from June 30, 2011 through August 31, 2011. The Borrower and AWCC expect that additional expenses under the Verizon TSA, if any, will be immaterial.

SECTION 5.  Borrower hereby confirms and agrees that (a), other than as expressly provided herein, each Security Document is and shall continue to be in full force and effect, and (b) the obligations secured by each such document include any and all obligations of the Loan Parties to the Secured Parties under the Credit Agreement.

SECTION 6.  Each of the Guarantors hereby confirms and agrees that (a) its guarantee contained in the Credit Agreement and each Security Document to which it is a party is and shall continue to be in full force and effect, and (b) the obligations guaranteed or secured by each such applicable document include any and all obligations of the Loan Parties to the Secured Parties under the Credit Agreement.

SECTION 7.  This Agreement shall become effective as of the date of, and shall bind all parties only upon, the satisfaction by Borrower or waiver by Administrative Agent of the following conditions precedent (such date, the “Effective Date”):

(A)                                   Amendment Agreement.  Administrative Agent shall have received this Agreement duly executed by Borrower, each Loan Party, and each Lender;

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(B)                                   Representations and Warranties.  The representations and warranties of each Loan Party contained in this Agreement or any other Loan Document to which it is a party shall be true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representations or warranty shall be true and correct as of such specified date).

(C)                                   Material Adverse Change.  Since December 31, 2010, there shall not have occurred any event or condition affecting the Loan Parties, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

(D)                                   Payment of Costs and Expenses.  Borrower shall have paid to Administrative Agent, all invoiced and reasonable out-of-pocket costs and expenses incurred by Administrative Agent, including, without limitation, the reasonable fees and expenses of counsel retained by Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and all other instruments and documents contemplated hereby.

SECTION 8.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

SECTION 9.  This Agreement shall be governed by and shall be construed and enforced in accordance with all provisions of the Credit Agreement, including the governing law provisions thereof.

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Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER:
ATLANTIC TELE-NETWORK, INC.

/s/ Justin D. Benincasa
Justin D. Benincasa, Chief Financial Officer
GUARANTORS:
COMMNET WIRELESS, LLC
COMMNET FOUR CORNERS, LLC
COMMNET MIDWEST, LLC
COMMNET OF ARIZONA, L.L.C.
GILA COUNTY WIRELESS, LLC
EXCOMM, L.L.C
SOVERNET HOLDING CORPORATION
COMMNET OF NEVADA, LLC
TISDALE TELEPHONE COMPANY, LLC
COMMNET OF GEORGIA, LLC
CHOICE COMMUNICATIONS, LLC
ALLIED WIRELESS COMMUNICATIONS CORPORATION
ALLIED WIRELESS COMMUNICATIONS (GA), LLC
ALLIED WIRELESS COMMUNICATIONS (ID), LLC
ALLIED WIRELESS COMMUNICATIONS (IL), LLC
ALLIED WIRELESS COMMUNICATIONS (NC), LLC
ALLIED WIRELESS COMMUNICATIONS (OH), LLC
ALLIED WIRELESS COMMUNICATIONS (SC), LLC
COMMNET NEWCO, LLC

/s/ Justin D. Benincasa
Justin D. Benincasa, Treasurer

SOVERNET, INC.
NATIONAL MOBILE COMMUNICATIONS CORPORATION

/s/ Justin D. Benincasa
Justin D. Benincasa, Chief Financial Officer

SAL SPECTRUM LLC
By: Atlantic Tele-Network, Inc., its Sole Member

/s/ Justin D. Benincasa
Justin D. Benincasa, Chief Financial Officer

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COBANK, ACB, as Administrative Agent and as a Lender

By:	/s/ John Cole
John Cole
Vice President

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BANCO POPULAR DE PUERTO RICO, as a Lender

By:	/s/ Ian S. Smith
Ian S. Smith
Senior Vice President & Region Manager,
Loans and Credit Administration

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BROWN BROTHERS HARRIMAN & CO., as a Lender

By:	/s/_Scott C. Meves
Scott C. Meves
Senior Vice President

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FIFTH THIRD BANK, as a Lender

By:	/s/ Valerie Schanzer
Valerie Schanzer
Vice President

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RAYMOND JAMES BANK, FSB, as a Lender

By:	/s/ Joseph A. Ciccolini
Joseph A. Ciccolini
Vice President — Senior Corporate Banker

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TD BANK, N.A., as a Lender

By:	/s/ Alan Garson
Alan Garson
Senior Vice President

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UNION BANK, N.A., as a Lender

By:	/s/ Edward Khaymenis
Edward Khaymenis
Vice President

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AGCHOICE FARM CREDIT, FLCA, as a voting participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Mark F. Kerstetter
Name: Mark F. Kerstetter
Title: Vice President

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Farm Credit Services of America, FLCA, as a voting participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ John Zhang
Name: John Zhang
Title: Vice President

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AgFirst Farm Credit Bank, as a voting participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Steven J. O’Shea
Name: Steven J. O’Shea
Title: Vice President

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AgStar Financial Services, FLCA, as a voting participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Troy Mostaert
Name: Troy Mostaert
Title: Vice President

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Farm Credit Bank of Texas, as a voting participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Nicholas King
Name: Nicholas King
Title: Vice President

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UNITED FCS, FLCA (d/b/a FCS COMMERICAL FINANCE GROUP), as a voting participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Jeremy Voigts
Name: Jeremy Voigts
Title: Vice President

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GreenStone Farm Credit Services, ACA/FLCA, as a voting participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Jeff Pavlik
Name: Jeff Pavlik
Title: Vice President

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U.S. AgBank, FCB, as a voting participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Paul Burdick
Name: Paul Burdick
Title: Assistant Vice President